EXHIBIT 10.3

                            AMENDED CHANGE OF CONTROL
                          SEVERANCE BENEFITS AGREEMENT

     THIS AMENDED CHANGE OF CONTROL SEVERANCE BENEFITS AGREEMENT (this "Agreement") is made and entered into as of the 18th day of December, 1997, by and between PERSONNEL MANAGEMENT, INC., an Indiana corporation (the "Corporation"), and DON R. TAYLOR (the "Executive").

                                   WITNESSETH:

     WHEREAS, the Executive and the Corporation previously executed a Change of Control Severance Benefits Agreement dated November 8, 1995 (the "Original Agreement"); and

     WHEREAS, the Executive and the Corporation mutually desire to replace the Original Agreement with this Agreement;

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and promises contained herein and other valuable consideration, including services performed and to be performed by the Executive, it is hereby agreed by and between the parties as follows:

         Section 1. Effect; Effective Date. This Agreement supersedes and replaces the Original Agreement effective as of the date hereof. Anything in this Agreement to the contrary notwithstanding, neither this Agreement nor any provision hereof shall be operative unless and until there has been a Change of Control of the Corporation (as "Change of Control of the Corporation" is defined in Section 7 of this Agreement). Upon a Change of Control of the Corporation, this Agreement shall become operative immediately.

         Section 2. Employment. This Agreement shall not be construed as creating a contract of employment between the Executive and the Corporation. The Executive is, however, employed by the Corporation at the time this Agreement is executed.

         Section 3. Obligation to Provide Severance Entitlement. If the Executive's employment with the Corporation is terminated under any circumstances other than a Disqualifying Termination (as defined in Section 9 of this Agreement) and if such termination of employment occurs concurrently with or within three months immediately preceding or twenty-four months immediately following a Change of Control of the Corporation (the "Termination Period"), then the Corporation shall provide to the Executive a severance benefit in the manner and amount as provided in Section 4 of this Agreement (the "Severance Entitlement").

         Section 4. Manner and Amount of Severance Entitlement. If the Corporation is obligated to provide a Severance Entitlement to the Executive pursuant to Section 3 of this Agreement, the manner in which the Corporation shall provide such Severance Entitlement and the amount thereof shall be as follows:

                  (a) The Corporation shall cancel all indebtedness of the Executive to the Corporation (if any) up to, but not in excess of, the amount of the Severance Entitlement (as provided in Section 4(c) below).

                  (b) If the amount of indebtedness of the Executive to the Corporation cancelled pursuant to Section 4(a) above is less than the amount of the Severance Entitlement to be provided to the Executive by the Corporation, the Corporation shall pay to the Executive, by check, an amount of money equal to the difference between the amount of the Executive's indebtedness that is cancelled and the amount of the Severance Entitlement to be provided to the Executive.

                  (c) The Severance Entitlement to be provided by the Corporation to the Executive shall consist of the cancellation of indebtedness and/or the payment of money as provided in Sections 4(a) and 4(b) above. The aggregate dollar amount of the Severance Entitlement, whether in debt cancellation or money or both, shall be equal to three times the greater of (i) the current (as of the time Executive becomes entitled to the Severance Entitlement) amount of base salary being paid by the Corporation to the Executive on an annualized basis, or (ii) the highest amount of base salary paid by the Corporation to the Executive for any full calendar year during which the Executive was employed by the Corporation; provided, however, that if such Severance Entitlement, either alone or together with other payments which the Executive has the right to receive from any PMI Company, would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the Corporation shall pay an additional amount of money to the Executive that will equal (based upon the Executive's good faith representations of the Executive's income tax position for the year(s) of payment(s)) the sum of (i) all excise tax imposed upon the Executive by Section 4999 of the Code and (ii) all additional state and federal income taxes attributable to the additional payments to the Executive pursuant to this proviso clause (including all state and federal taxes on the additional income tax payments). The determination of the amounts of such payments pursuant to the immediately preceding proviso shall be made by the Corporation in good faith, and such determination shall be conclusive and binding.

         Section 5. Provision of Severance Entitlement. With respect to a Severance Entitlement to be provided to the Executive hereunder, the Corporation shall provide to the Executive satisfactory written evidence of the amount of any debt cancellation, and shall pay to the Executive any money, to which the Executive is entitled as a Severance Entitlement not later than 30 days after the later of (i) the occurrence of the Change of Control of the Corporation or
(ii) the termination of the Executive's employment.

         Section 6. Withholding. The Corporation may withhold or otherwise deduct from any Severance Entitlement to be provided hereunder all federal, state, city, county or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         Section 7. Change of Control of the Corporation. For purposes of this Agreement, a "Change of Control of the Corporation" shall be deemed to have occurred if, after the date hereof, either:

                           (a)  there  shall  have  been   consummated  (i)  any
         reorganization, consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's common stock shall have been converted into cash, securities or other property, or (ii) any sale, lease, exchange or other transfer, directly or indirectly, in one transaction or a series of related transactions, of all, or substantially all, of the assets of the Corporation and its consolidated subsidiaries unless, following such reorganization, merger, consolidation, or transfer of assets;

                                    (i)  more  than  60   percent  of  the  then
                  outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (or of the corporation receiving the transferred assets) (the "Continuing Corporation") and of the then outstanding voting securities of the Continuing Corporation entitled to vote generally in the election of Directors are then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding shares of common stock of the Corporation and of the outstanding voting securities of the Corporation entitled to vote generally in the election of Directors immediately prior to such reorganization, merger, consolidation or transfer of assets in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or transfer of assets, of the outstanding shares of common stock of the Corporation and of the outstanding voting securities of the Corporation,

                                    (ii) no  "person"  (as that  term is used in
                  Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) (excluding (aa) the Corporation, (bb) any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled, directly or indirectly, by the Corporation or the Continuing Corporation and (cc) any "person" beneficially owning, immediately prior to such reorganization, merger, consolidation or transfer of assets, directly or indirectly, 20 percent or more of the outstanding shares of common stock of the Corporation or the outstanding voting securities of the Corporation) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the Continuing Corporation or of the combined voting power of the then outstanding voting securities of the Continuing Corporation entitled to vote generally in the election of Directors, and

                                    (iii) at least a majority  of the members of
                  the Board of Directors of the Continuing Corporation were members of the Board of Directors of the Corporation at the time of the execution of the initial agreement providing for such reorganization, merger, consolidation or transfer of assets;

                           (b) any "person" or "group" of persons (as those terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulations 13D-G and 14D thereunder) shall have become the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20 percent or more of the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of Directors (excluding (i) the Corporation, (ii) any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled, directly or indirectly, by the Corporation,
         (iii) any "person" who, on the date of this Agreement, is the "beneficial owner", directly or indirectly, of 20 percent or more of the Corporation's outstanding common stock, and (iv) any "group" of persons that includes Don R. Taylor); or

                           (c) during any period of two consecutive years, individuals who constitute the Board of Directors of the Corporation at the beginning of such period cease for any reason to constitute at least a majority thereof, excluding individuals whose election, or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period, unless, for this purpose, any such new Director's initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Corporation.

         Section 8. Successive Changes of Control. In the event a Change of Control of the Corporation occurs but the Executive remains employed by the Corporation until the expiration of the Termination Period following the occurrence thereof, this Agreement shall nevertheless remain in effect and be applicable with respect to any subsequent or further Change of Control of the Corporation that may thereafter occur. In the event a Change of Control of the Corporation occurs subsequent to the occurrence of a prior Change of Control of the Corporation as to which the Termination Period following same has not yet expired, this Agreement shall survive and continue in effect and the twenty-four month period following the subsequent Change of Control of the Corporation shall become the relevant period for determining the Executive's entitlement to a Severance Entitlement hereunder. For purposes of determining whether a subsequent Change of Control of the Corporation has occurred after the occurrence of a prior Change of Control of the Corporation under clauses (b) or
(c) of Section 7 hereof (i) the increase in ownership percentage of the Corporation's voting securities held by a "person" or "group" whose ownership of such voting securities has resulted in a prior Change of Control of the Corporation shall not constitute an additional or subsequent Change of Control of the Corporation, (ii) each "group" of "persons" shall be separate and distinct from any other "group" even though one or more "persons" may be included in common in more than one "group", and (iii) a determination as to whether a Change of Control of the Corporation has occurred under clause (c) of
Section 7 shall be made each time the composition of the Board of Directors of the Corporation changes based on the then applicable two year "look back" period.

         Section 9. Disqualifying Termination. For purposes of this Agreement, a "Disqualifying Termination" of the Executive's employment with the Corporation shall mean a termination of the Executive's employment under any of the following circumstances:

                           (a) termination of the Executive's employment by the Corporation for Cause (as defined in Section 10); or

                           (b) termination of the Executive's employment by the Corporation for Disability (as defined in Section 11); or

                           (c) termination of the Executive's employment by the Executive without Good Reason (as defined in Section 12) to do so; or

                           (d) termination of the Executive's employment as a result of the death of the Executive.

(As provided in Section 3, the Executive shall not be entitled to a Severance Entitlement under this Agreement if the Executive's employment with the Corporation was terminated under circumstances constituting a Disqualifying Termination.)

         Section 10. Termination by the Corporation for Cause. For purposes of this Agreement, the Corporation shall be deemed to have terminated the Executive's employment with the Corporation for "Cause" only if the Corporation terminated the Executive's employment with the Corporation for any of the following reasons:

                           (a) the continued failure of the Executive to substantially perform any of the Executive's significant duties or responsibilities in connection with the Executive's employment (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) if such failure is not corrected or cured within 30 days after demand for substantial performance is made in writing upon the Executive by the Corporation specifically identifying the manner in which the Corporation believes the Executive has failed to substantially perform one or more of the Executive's significant duties or responsibilities (repetition of the same failure as previously described in any such written demand after the 30-day cure period following such written demand shall be deemed to be "continued failure" to substantially perform by the Executive); or

                           (b) any act that constitutes on the part of the Executive common law fraud or dishonesty regardless of whether such fraud or dishonesty resulted in, or was intended to result in, a benefit to the Executive at the expense of the Corporation; or

                           (c) the conviction of the Executive of, or the plea by the Executive of nolo contendere to, a felony or a crime involving moral turpitude; or

                           (d) any continuing violation by the Executive in any material respect of any of the Corporation's policies or of any term or provision of any employment or other agreement between the Executive and the Corporation which, in any such case, is not corrected or abated by the Executive within 30 days after written notice of such violation is given by the Corporation to the Executive (repetition of the same violation as previously described in any such written notice after the 30 day correction period following such written notice shall be deemed to be a "continuing violation" by the Executive); or

                           (e) the Executive's unexcused total abandonment or neglect of the Executive's duties and responsibilities in connection with the Executive's employment with the Corporation (other than absences due to illness, physical or mental incapacity, vacations, or other excused absences) for a continuous period of ten working days.

         Section 11. Termination by the Corporation for Disability. For purposes of this Agreement, the Executive shall be considered to have suffered a "Disability" and the Corporation shall be deemed to have terminated the Executive's employment with the Corporation for Disability if such termination is made after (and is identified by the Corporation as being on account of the occurrence of) either of the following:

                           (a) the actual receipt by the Executive of income continuation benefits or similar benefits pursuant to a disability insurance policy as a result of a determination under such policy that the Executive is disabled, or

                           (b) the Executive's inability by reason of physical and/or mental incapacity to substantially perform the essential functions of the Executive's duties and responsibilities to the Corporation on a full-time basis for a period of 26 consecutive weeks.

         Section 12.  Termination by the Executive for Good Reason.

                  (a) For purposes of this Agreement, and subject to the time limitations and in compliance with the requirements of subsection (b) of this Section, the Executive shall have "Good Reason" to terminate the Executive's employment with the Corporation upon the occurrence during the Termination Period, without the Executive's express written consent or agreement thereto, of any of the following:

                           (i) the  Executive is demoted to a materially  lesser
                  position within the Corporation (considering, in making a determination as to whether a demotion has occurred, the Executive's status, offices, titles, reporting requirements, authority, duties, responsibilities and other relevant factors) or the Corporation takes any other action that a reasonable person in the Executive's position would conclude is inconsistent in any material and adverse respect with the Executive's position within the Corporation;

                           (ii) the  Executive's  base  salary is reduced or the
                  Executive  is  denied  a  fringe   benefit   provided  to  the
                  Corporation's management employees generally;

                           (iii) the Executive is required by the Corporation to
                  be based at any office or location outside of either Johnson County or Marion County, Indiana, or any county contiguous to Marion County, Indiana; or

                           (iv) the Corporation fails to comply with and satisfy
                  Section 17.

                  (b) Upon the occurrence during the Termination Period of any facts or circumstances that constitute Good Reason for the Executive to terminate his employment with the Corporation as described in subsection (a) of this Section, the Executive shall, within sixty (60) days after the occurrence thereof, give written notice to the Corporation of the facts or circumstances that constitute Good Reason, describing in such written notice the facts or circumstances in question with reasonable particularity. The Corporation shall have a period of thirty (30) days after receipt of such written notice from the Executive in which to take such actions, if any, as the Corporation shall deem necessary, appropriate or desirable, in its judgment, to remedy, eliminate or otherwise "cure" the facts or circumstances in question in such a manner that Good Reason no longer exists by virtue thereof. In the event the Corporation shall fail to remedy, eliminate or cure such facts or circumstances in such a manner that Good Reason no longer exists by virtue thereof within such thirty (30) day period, then after the expiration of such thirty (30) day period the Executive may terminate his employment with the Corporation for Good Reason (if Good Reason does, in fact, exist) by written notice of such termination to the Corporation; provided, however, that any such termination must be effected by the Executive on or before the earlier of (i) the date that is sixty (60) days after the date the Corporation receives the written notice required hereunder from the Executive, or (b) the expiration of the Termination Period.

         Section 13. No Mitigation. The Executive is not required to mitigate the amount of the Severance Entitlement to be provided by the Corporation pursuant to this Agreement by seeking other employment or otherwise, nor shall the amount of the Severance Entitlement payable pursuant to this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer, or which might have been earned by the Executive had the Executive sought other employment, after the date of termination of the Executive's employment with the Corporation.

         Section 14. Notices. Any notice, request, demand and other communication to be given hereunder shall be in writing and personally delivered or mailed in the continental United States by registered or certified mail, postage prepaid, at the address stated below or to such changed address as the addressee may have given by a similar notice:

                  To the Company:           Personnel Management, Inc.
                                            1499 Windhorst Way, Suite 100
                                            Greenwood, Indiana  46143


                  To the Executive:         Don R. Taylor
                                            11123 Sloop Court
                                            Indianapolis, Indiana  46236

         Section 15. Legal Expenses. In the event that either of the parties institutes any legal action to enforce its rights under, or to recover damages for breach of, this Agreement, the prevailing party shall be entitled to recover from the other party any actual expenses for attorney's fees, costs, expenses and disbursements incurred by the prevailing party.

         Section 16. Successors to the Executive. This Agreement shall be binding upon and shall inure to the benefit of the Executive, the Executive's heirs, beneficiaries, devisees, successors and legal representatives. No right or interest to or in any payments hereunder shall be assignable by the Executive except assignments to the Corporation in accordance with applicable law; provided, however, that this provision shall not preclude the Executive from designating one or more beneficiaries to receive any amount that may be payable after the Executive's death and shall not preclude the legal representative of the Executive's estate from assigning any right hereunder to the person or persons entitled thereto under the Executive's will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to the Executive's estate. The term "beneficiaries" as used in this Agreement shall mean a beneficiary or beneficiaries so designated to receive any such amount, or, if no beneficiary has been so designated, the legal representative of the Executive's estate. In the event of the Executive's death, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to the Executive's legal representative or, where appropriate, to the Executive's beneficiary or beneficiaries.

         Section 17. Successors to the Corporation. This Agreement shall be binding upon and inure to the benefit of the Corporation and any successor of the Corporation, including, without limitation, successor acquiring directly or indirectly all or substantially all of the business and/or assets of the Corporation whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed the "Corporation" for the purposes of this Agreement). The Corporation shall require and shall cause any such successor of the Corporation to expressly assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place.

         Section 18. Headings; Pronouns. The titles to sections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section. All pronouns in this Agreement and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

         Section 19. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Indiana.

         Section 20. Amendment or Modification; Waiver. No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Board of Directors of the Corporation or any authorized committee of the Board of Directors of the Corporation and shall be agreed to in writing, signed by the Executive and by an officer of the Corporation thereunto duly authorized. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a subsequent breach of such condition or provision or a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time.

         Section 21. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect to the fullest extent permitted by law.

         Section 22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute the same instrument.

         Section 23. PMI Companies. Although the Corporation is the only one of the PMI Companies formally executing this Agreement, the Executive understands, acknowledges and agrees that this Agreement is made for the benefit of all of the PMI Companies, as applicable, each of whom shall be entitled to enforce this Agreement as their respective interests may appear.

         IN WITNESS WHEREOF, the Corporation and the Executive have executed this Agreement as of the date and year first above written.

                                            PERSONNEL MANAGEMENT, INC.


                                             By /s/ Gary F. Hentschel
                                               Gary F. Hentschel
                                               President
ATTEST:

/s/ Robert R. Millard
Robert R. Millard
Secretary
                                             "EXECUTIVE"


                                             /s/ Don R. Taylor
                                             Don R. Taylor